UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 28, 2018

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	902 Broadway, 20th Floor New York, New York, USA 10010 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2018, IMAX Corporation (the “Company”) entered into a Fifth Amended and Restated Credit Agreement (the “New Credit Agreement”) with Wells Fargo Bank, National Association, as agent, and a syndicate of lenders party thereto. The New Credit Agreement expands the Company’s revolving borrowing capacity from $200 million to $300 million, and also contains an uncommitted accordion feature allowing the Company to further expand its borrowing capacity to $440 million or greater, depending on the mix of revolving and term loans comprising the incremental facility. The new facility matures on June 28, 2023.

Loans under the new facility will bear interest, at the Company’s option, at (i) LIBOR plus a margin ranging from 1.00% to 1.75% per annum; or (ii) the base rate plus a margin ranging from 0.25% to 1.00% per annum, in each case depending on the Company’s total leverage ratio. In no event will the LIBOR rate be less than 0.00% per annum.

The New Credit Agreement requires that the Company maintain a maximum senior secured net leverage ratio of 3.25:1. In addition, the New Credit Agreement contains customary affirmative and negative covenants for a transaction of this type, including covenants that limit indebtedness, liens, capital expenditures, asset sales, investments and restricted payments, in each case subject to negotiated exceptions and baskets. The New Credit Agreement also contains representations, warranties and event of default provisions customary for a transaction of this type.

The Company’s obligations under the New Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the “Guarantors”), and are secured by first-priority security interests in substantially all of the assets of the Company and the Guarantors.

The Company intends to use the proceeds under the facility to repay outstanding term loan debt in connection with its Playa Vista headquarters, to finance ongoing working capital requirements and for other general corporate purposes. At closing, the Company did not have any amounts drawn under the new facility.

Wells Fargo Securities, LLC, served as sole lead arranger. Wells Fargo Securities, LLC and Citibank, N.A. served as joint bookrunners; Citibank, N.A. served as syndication agent; and Export Development Canada, HSBC Bank Canada and National Bank of Canada served as co-documentation agents.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the Fifth Amended and Restated Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: July 3, 2018	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
Senior Vice President, Finance